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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of iManage, Inc. of our report dated January 16, 2003 except for Note 17, which is as of March 19, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in iManage, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
March 31, 2003